MONTEVIDEO, Uruguay; May 7, 2026 -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce and fintech company, today reported financial results for the first quarter ended March 31, 2026. Net revenues & financial income of $8,845 million, up 49% YoY and 46% FX-neutral Income from operations of $611 million, with a 6.9% margin Net income of $417 million, with a 4.7% margin Total Payment Volume of $87.2 billion, up 50% YoY and 55% FX-neutral Gross Merchandise Volume of $19.0 billion, up 42% YoY and 36% FX-neutral To our Shareholders Mercado Libre delivered another exceptional quarter of growth in Q1'26, building on the strong momentum with which we ended last year. Net revenue and financial income grew 49% YoY in Q1’26 – the fastest pace in almost four years – reflecting continued progress on our strategic objectives across Commerce and Fintech in all of our major markets, and particularly in Brazil. Income from operations decreased by 20% YoY as we chose to prioritize long-term growth investments over short-term profitability. The results of these investments give us confidence that we are taking the right steps to capture the compelling opportunities ahead in Latin America. Twenty-six years after launch, Mercado Libre is growing at startup rates across all of our major markets. Nowhere is this more evident than in Brazil, our largest and most established market, where growth is not just fast – it is accelerating. When your business is behaving like this, we believe the right response is not to harvest – it is to invest. We have a once-in-a-generation opportunity to transform how hundreds of millions of Latin Americans shop, pay and access financial services. In commerce, the region is at an early stage of a shift that markets like the US are much further along. The average American makes 41 online purchases per year whereas the average Latin American makes just 7. Our own buyers average 11 – ahead of the region, but still a fraction of what we expect over time as online shopping becomes a habit for many more people. The opportunity is just as compelling in fintech. In Mexico, more than half of the population relies on informal sources of credit and 85% uses cash most frequently for purchases under $30. In Argentina, more than 80% of adults have a bank account but credit to individuals as a percentage of GDP sits at just a fifth of the level of Brazil. In both countries, we have the opportunity to lead the creation of markets that today are a fraction of their potential size. In Brazil, we outperform everyone on NPS, particularly the incumbent banks with a gap of up to 30ppts – reflecting how much better we serve our customers than the traditional financial system, and how much room we have to displace it. These are clear indicators of how much runway lies ahead. In Latin America, the digital economy is not slowing down – it is just getting started. We are investing boldly to capture this runway, and we have never been better-placed to do so. Our cash generation is strong, our market shares are reaching new highs, and our NPS in Commerce and Fintech in our four largest countries has never been more competitive. These conditions give us confidence to continue investing in our ecosystem. Investments made in prior years have compounded into the position of strength we see today, and we expect today's investments to compound into the same kind of structural advantages that our past investments have created. Our approach has been consistent over time: invest with discipline in competitive advantages and build the best value proposition in the knowledge that scale and engagement will follow. We are willing to be patient when we see clear signals of this, and when we are confident that our investments will contribute to long-term cash generation and profitability. The investments we are making today – in free shipping, the credit card, first-party, cross-border trade, and fulfillment – follow the same logic. MercadoLibre, Inc. Letter to Shareholders MercadoLibre Letter to Shareholders 1 Q1’26 Results

The Lower Free Shipping Threshold Lowering the free shipping threshold in Brazil was one of the most important decisions we made in 2025, and our Q1'26 results reinforce our conviction that it was the right one. Brazil GMV growth accelerated to 38% YoY on an FX-neutral basis, supported by items sold growth of 56% YoY, up from 45% in Q4'25, 42% in Q3'25 and 26% in Q2'25. Our volume growth has doubled from a high base in just nine months. Unique buyer growth accelerated to 32% YoY – the fastest pace in five years. Conversion, frequency, retention and NPS are at record highs. Engagement is deepening as daily active users grow faster than monthly active users. New buyer cohorts joining since the threshold change are purchasing more items across a broader range of categories with higher retention than older cohorts. We believe the data is clear: we are expanding the market, deepening engagement and strengthening our platform. We are equally focused on improving the economics of this investment. Reducing unit shipping costs is one of the key variables that will help us offset the shipping revenue we chose to give back to our buyers. We are seeing significant progress on this front, with the YoY reduction in Brazil in local currency accelerating to 17% in Q1'26 from 11% in Q4'25. This is particularly notable given that the introduction of free & fast shipping below R$79 for MELI+ members in October has led to a 49% increase in subscribers since Q3'25. The unit cost decline is driven by the robustness of our technology and operations, which enabled us to absorb such a large increase in volume in a way that maximized efficiency and maintained high levels of service across the network. We expect unit shipping costs to continue to fall over time, but not necessarily in a linear fashion, and further gains will be harder won as we move up the efficiency curve. This is a multi-year effort with a clear trajectory, and we are confident in our ability to continue driving costs down as volume scales and we adapt the network to the new slow shipping method. Lower unit shipping costs are improving the variable contribution (VC) of free low ASP shipments in Brazil. Almost half of the decline in VC per shipment from May (immediately prior to lowering the free shipping threshold) to June (immediately after the change) has been offset by scale, productivity, efficiency and some pricing. This means that some ASP ranges below R$79 are now breakeven. Free shipping has always been a long-term investment in user behavior, not a short-term promotional tool. When we launched it in 2016, it took time for unit economics to improve enough to offset the investment – but the compounding impact on engagement and scale validated the decision. Today, like in 2016, the signals we see give us confidence: user behavior is responding as we expected, and unit shipping costs are falling faster than we had anticipated. These are the two most important signals at this stage. The Mercado Pago Credit Card Investing in our credit card is as pivotal for Mercado Pago as the launch of our managed logistics network was for our marketplace ten years ago. Just as fulfillment was a critical element of achieving market leadership in Commerce, the credit card is central to our ambition of being the region’s largest digital bank. Our confidence to invest in the credit card is built on predictable, consistent and attractive payback periods. It is one of our most powerful ecosystemic tools, turning millions of marketplace-only users into active fintech users too. The credit card increases marketplace conversion, GMV per user, and transactions across the ecosystem. This is the cross-sell flywheel at work. The credit card's results in Q1'26 remained strong, and reflect the unique power of our ecosystem as the foundation of our strategy. Our ecosystem generates the demand that enabled us to issue 2.7mn cards and grow the portfolio by 104% YoY to $6.6bn in Q1'26; it also provides the data which makes our underwriting decisions increasingly accurate, contributing to improving asset quality as the credit card’s 15-90 day NPL fell by 80bps YoY. After five years of investment in the credit card in Brazil, the cohort dynamics are playing out as we expected. Older cohorts are maturing at a pace that is increasingly offsetting the dilutive impact of new cohorts, and we expect this trend to strengthen over time. These dynamics give us confidence to invest in the credit card in other markets. We are increasing the pace of issuance in Mexico, which has attractive projected paybacks, while in Argentina we launched the credit card just last year so we are in the early stages of investment. MercadoLibre Letter to Shareholders 2 Q1’26 Results

Q1'26 Results


Credit cards issued
Brazil
Mexico
Argentina
+24%
+54%
+182%
2021
2022
2023
2024
2025

The credit card is one of our longest duration investments so far. We continued to invest over five years in Brazil because the short-term signals – consistent evolution of NIMAL to breakeven and profitability, market share gains in credit card TPV, and positive ecosystemic impact – were clear, and validated our business plan. This successful track record gives us the confidence to pursue a similarly ambitious and patient plan in Mexico and Argentina.

*First-Party (1P) Selection*

While we are a 3P-first marketplace, we operate a complementary 1P business, which generated almost $5bn of GMV over the past 12 months and grew 69% YoY on an FX-neutral basis in Q1'26. It has strengthened the attractiveness of our platform by broadening assortment and improving price competitiveness. This means users can find more of the items they are looking for and purchase them at attractive prices, contributing to higher traffic, conversion, and retention. This has been most effective in consumer electronics, where the gaps have historically been the largest. Three years ago, our market share in cellphones in Brazil was just 12%; today it is three times higher and we are the market leader. We see the same dynamics in other categories and countries.

The positive trends around growth and engagement are clear, and so is the trajectory of 1P's profitability. Although 1P still acts as a detractor to income from operations, its margin has improved consistently and structurally over time as we have gained scale and deployed technology to better manage buying, pricing and inventory. Furthermore, 1P achieved positive direct contribution in 2024, which means that diluting corporate allocations is the key component of achieving income from operations profitability. This is not necessarily a quick process as 1P takes a larger share of allocations as it grows faster than our overall GMV. The most encouraging signal is that some of the categories we entered first are already profitable, as the chart demonstrates.


Income from Operations Margin (%)
Q1'23
Q1'24
Q1'25
Q1'26

MercadoLibre | Letter to Shareholders 3

The 1P playbook is no longer new to us; it is a core capability that enabled us to build category leadership. We have done this by investing ahead of profitability in the knowledge that scale, engagement and advertising cross-sell would follow. We expect the path to income from operations profitability to be a matter of continued execution and time. Cross-Border Trade (CBT) We are investing in CBT because we have an unmatched competitive advantage to offer to merchants in China and the USA: we are the largest ecommerce platform in the world's fastest-growing region by sales. Our domestic fulfillment network also creates a unique pathway for top sellers in China to migrate into local markets, further improving conversion rates with faster delivery times. China's supply base offers our buyers something unique: it excels in low ASPs, fast innovation cycles and extraordinary product depth. Consumers consistently look for lower prices and greater selection, so we expect this combination to become more attractive over time, not less. We are investing today to build a channel we think will see increasing demand in the coming years. CBT complements our core local marketplace, and we expect to be able to do it profitably over time as we scale. Last year was one of transformation in CBT as we removed many of the frictions that were limiting growth in our international drop- shipping (IDS) model. This included easier access to free shipping, multiple-seller shopping carts and incentives that brought new sellers and selection to the platform. We also expanded our presence in China – including the opening of our first fulfillment center in the country – to strengthen execution and deepen relationships with merchants in the country. These investments are delivering results. FX-neutral GMV growth accelerated consistently through 2025, and we maintained strong momentum in Q1'26 with growth of 68% YoY. Momentum has also spread beyond Mexico, our primary CBT market, with Argentina and the Andean countries contributing more meaningfully to growth. In markets such as Colombia and Peru where the local seller base is not as deep as it is in our largest markets, CBT directly expands the assortment available to buyers – and assortment is one of the most critical drivers of ecommerce development in any market. Fulfillment Our fulfillment network is at the core of our competitive position. It enables fast delivery, gives us full control over the end-to-end purchasing experience on our marketplace, and improves service levels and NPS. It is the single most powerful driver of conversion, retention and expansion of ecommerce penetration across our markets. It has taken years of investment in technology and operational expertise to build today's fulfillment network, which had more than 50 facilities as of Q1'26, and handled 55% of shipments, growing 39% YoY. We will continue to invest in fulfillment as much as we need to to support the growth of our marketplace. We are convinced that the approach of prioritizing the business’ long-term strength, scale and profitability over near- term margin optimization is the right one. Building for the Long-Term When there is so much opportunity ahead at such an early stage in the development of Latin America's digital economy, we choose to invest boldly. The impact of our investments is visible today as a meaningful but deliberate compression of margins in the near- term, but it is equally visible in accelerating growth, deeper engagement, greater scale, and a strengthening competitive position across Mercado Libre. As our investments mature, we expect their cost to be diluted and their profitability to improve. We believe the choices we are making today position us to maximize long-term cash flow – and we are confident that they will also lead to significantly higher margins over time. Artificial Intelligence AI is playing an increasingly important role in how we execute across Commerce and Fintech – improving efficiency, enhancing the user experience and generating incremental revenue. We rolled out our first AI-powered search experience in our marketplace in Q1’26, shifting the architecture away from keywords and rebuilding it around LLMs. In Brazil and Mexico, the improvement in product relevance led to uplifts in conversion and click-through-rate for sponsored listings, both of which represent incremental revenue. These are early results, which we believe have the potential to transform how our customers search and discover products on our platform. Engagement with our Seller Assistant is strengthening, with daily active users growing more than 40% MoM in MercadoLibre Letter to Shareholders 4 Q1’26 Results

March. In shipping, an AI-powered assistant that provides reps with real-time process information and performance challenges has increased productivity across our fulfillment network. In Fintech, our AI Assistant is becoming more proactive. In Brazil, it now alerts users to negative balances in accounts connected via Open Finance and identifies funds held elsewhere that could be earning a higher yield with Mercado Pago — and crucially, it can act on these opportunities instantly, moving balances between accounts within seconds. This is a meaningful step beyond a traditional assistant: it is not just surfacing information, it is helping users take action. In Acquiring, AI tools continue to drive significant improvements in sales force productivity, contributing to the strong market share gains we are seeing across the region. Productivity gains across our technology teams are among the most tangible results of our AI investment. Headcount grew 8% YoY in Q1’26 – a carryover effect of 2025 hiring – but productivity KPIs are growing 7-10x faster. Many of our most senior engineers that were previously spending most of their time reviewing code are now also building code because of the productivity gains enabled by AI tools. Rollbacks – code that is returned to its developer due to errors – are materially lower YoY. More broadly, we have rolled out Claude Cowork to 31,000 employees, making Mercado Libre one of the earliest, large-scale enterprise adopters globally. Commerce Looking at Q1'26 performance beyond Brazil – discussed earlier – our growth remained strong across the region. In Mexico, items sold growth of 34% was strong, while FX-neutral GMV growth of 28% YoY remained solid and ahead of the market, albeit slowing sequentially. This year's tax reform created a more challenging environment for small and medium-sized sellers, prompting them to raise prices at a time when consumers are already exercising greater caution. While this represents a short-term headwind, we believe the long-term growth opportunity in Mexico remains as compelling as ever. Argentina delivered FX-neutral GMV growth of 41% YoY, driven primarily by items sold growth of 35% YoY. Our strong growth on top of a very high base is a signal of the strength of our value proposition versus physical retail, even in a consumption environment that remains lukewarm. In Chile, record levels of free shipping penetration and same- and next-day delivery helped to maintain last year's strong momentum, leading to solid FX-neutral GMV growth of 40% YoY in Q1'26. Advertising is a large and fast-growing opportunity as traditional channels still account for half of the market in Latin America versus just a quarter in the US. As those budgets migrate to digital, we are capturing a disproportionate share of the growth because of the structural advantages we have built as the region's leading commerce and fintech ecosystem: a huge audience, rich first-party data, and strong performance attribution. We have been one of the fastest growing players in the region – 4x the market in 2025 – and this strong momentum continued in Q1'26 with ads revenue growth of 63% YoY on an FX-neutral basis and 73% in US dollars. This growth is driven in large part by our investments in technology that improve setup, targeting and measurement, and the results are visible: more sellers are activating advertising products, and those who are already using them are investing more. Fintech Services Momentum in Fintech Services remained strong in Q1'26, with MAUs reaching 83mn and growing 29% YoY. We added almost 20mn users in a single year, which is equivalent to onboarding the entire population of Chile. Growth accelerated in both Brazil and Mexico, and these users are joining at the highest levels of retention and engagement we have ever seen. AUM reached almost $20bn, up 77% YoY – more than twice the pace of MAU growth, which reflects deeper engagement. Users are choosing to hold more of their money with Mercado Pago because we offer returns on deposits that incumbent banks find difficult to match. The growth of our credit portfolio reflects the engagement of our users, and our ability to monetize our cross-sell of fintech services. The portfolio reached $14.6bn in Q1'26, up 87% YoY, with the largest ever quarterly increase in nominal terms. The credit card – discussed earlier – more than doubled and now accounts for 46% of the portfolio, up from 42% in Q1'25, while the remainder of the portfolio – primarily merchant and consumer loans – grew 75% YoY. Asset quality remained solid, with the 15-90 day NPL of 8.0% broadly stable YoY, reflecting the continued strong performance of our underwriting models and our prioritization of risk MercadoLibre Letter to Shareholders 5 Q1’26 Results management. NIMAL of 17.8% was lower QoQ, which follows the normal pattern of seasonality, while the 4.9ppts YoY decline was driven by the higher mix of the lower-spread credit card and some compression of spreads in Brazil due to higher provisions. While the financial system in Argentina is seeing rising delinquency, our 15-90 day NPL fell sequentially in Q1'26 while spreads increased. This demonstrates the strength of our underwriting and our agility. Acquiring Our acquiring business delivered FX-neutral TPV growth of 41% YoY in Q1'26, with strong and broadly stable performance in Brazil (26%), Mexico (46%), Argentina (55%) and Chile (69%) that has enabled us to increase market share across the region. Growth was driven by three consistent themes: the effectiveness of our go-to-market, enhanced by AI tools and our marketplace as an acquisition channel; continued enhancements to our product offering; and cross-sell of credit and daily banking services. For example, Tap to Phone is growing at a triple-digit pace in Brazil, and was launched in Mexico during Q1'26 as a way of expanding the universe of merchants who can accept digital payments. We expect this to further strengthen our leadership position among fintechs in Mexico, and our ability to continue to drive the digitalization of cash in the country. In Chile, the strength of our distribution and cross-sell capability is helping us to continue gaining market share even as competition increases. Consolidated Financial Results Net revenue and financial income of $8.8bn grew 49% YoY, our fastest pace of growth in almost four years. Currency movements acted as a tailwind to YoY growth of 55% in Brazil and 62% in Mexico, and acted as a headwind to Argentina’s 23% YoY growth. FX- neutral growth accelerated to 39% in Brazil, remained broadly stable in Mexico at 39% and slowed to 65% in Argentina. Commerce revenue growth accelerated to 39% on an FX-neutral basis (47% in USD), while Fintech decelerated to 54% (51% in USD). Income from operations of $611mn declined 20% YoY, with a margin compression of 600bps to 6.9% as we chose to prioritize long- term investments over short-term profitability. Those investments are generating tremendous growth, engagement and scale, and as they mature over time, so too will their profitability. Gross margin compressed by 3ppts YoY due to the lower free shipping threshold and the rapid growth of 1P. Sales & marketing expenses rose by 1ppt YoY as we scaled our affiliate channel across the region. The YoY trends in gross margin and sales & marketing are consistent with previous quarters. Our strong growth continues to dilute our G&A expenses, which scaled by 60bps YoY. Product Development expenses also scaled, falling from 9.3% of revenue in Q1’25 to 7.9% in Q1’26. This reflects the deceleration in headcount growth, and the increasing use of AI among our engineers. Gains in productivity mean that we intend to keep engineer headcount broadly stable in 2026, which will continue to contribute to operating leverage in product development expenses. We expect this leverage to be partially offset by the ramp up in our use of third-party AI models. This reflects a deliberate choice to prioritize company-wide adoption over cost optimization at this stage. This investment is contributing to cost efficiency across many other expense lines (customer service, for example) as well as helping us to generate incremental revenue (in Acquiring and Advertising, for example). We are optimistic that as adoption matures, the productivity and revenue benefits will become much more widespread. Provisions for doubtful accounts generated 3.9ppts of margin compression YoY. Two thirds of that compression is a function of the credit portfolio growing at a much faster pace (87% YoY) than our consolidated revenue (49% YoY). The remaining third mostly relates to higher provisions in the consumer portfolio in Brazil due to our decision to offer longer loan terms and increase the reach of personal loans. This led to some compression of the margin of this individual portfolio, which remains highly profitable – as do each of our other consumer and merchant loan portfolios. Net income of $417mn declined 16% YoY in Q1'26, driven by lower income from operations and partially offset by a small FX gain of $6mn (versus FX losses of $55mn in Q1'25). We started the year with Q1’26 adjusted free cash flow1 of -$56mn, seasonally low and MercadoLibre Letter to Shareholders 6 1 Adjusted free cash flow is a non-GAAP measure; a reconciliation to Net cash provided by operating activities (“CFO”) can be found on page 20 of this document and on our Form 10-Q for the quarter ended March 31. Q1’26 Results broadly similar to Q1'25, even with higher investment in the expansion of our credit portfolio1, which totaled almost $2bn in Q1'26, and similar capex2 of $271mn. Looking ahead The results we are seeing across our investments give us confidence that we are making the right choices at the right moment. That includes a bold plan for 2026, reflecting the incremental opportunities we have identified and the strong momentum we are seeing across our business. We have the ability to dial margins up or down as circumstances and opportunities evolve – Q1'26 reflects where we have chosen to set the dial, and we do not anticipate this changing materially in the near term. We want to be equally clear about the long-term picture. The same investments that are compressing margins today are building the platform, the user base, and the competitive moats that we believe will drive margins and cash flow significantly higher over time. At a moment of such significant opportunity in the development of Latin America’s digital economy, we are committed to seizing the opportunity by investing at the pace it demands. This is a market at the early stages of a transformation that has a runway of decades, and we have exceptional competitive advantages with which to capture it. For Mercado Libre and Latin America, the best is yet to come. MercadoLibre Letter to Shareholders 7 1 Refers to Changes in loans receivable, net, as reported on our Form 10-Q for the quarter ended March 31. 2 Refers to Investments in property and equipment and intangible assets, as reported on our Form 10-Q for the quarter ended March 31. Q1’26 Results

Q1'26 Results

The following table summarizes certain key performance metrics for the three-month periods ended March 31, 2026 and 2025:

| (IN MILLIONS, except %) [1] | Three Months Ended March 31, 2026 | 2025 |
|---|---|---|
| Fintech monthly active users | 83 | 64 |
| Unique active buyers | 84 | 67 |
| Gross merchandise volume | 18,951 | 13,330 |
| Number of items sold | 722 | 492 |
| Total payment volume | 87,186 | 58,303 |
| Acquiring total payment volume | 55,993 | 40,317 |
| Total payment transactions | 4,640 | 3,344 |
| NIMAL | 17.8 % | 22.7 % |
| Capital expenditures | 271 | 256 |
| Depreciation and amortization | 246 | 172 |

(1) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

## Year-over-year USD Growth Rates by Quarter

| Consolidated net revenues and financial income | Q1'25 | Q2'25 | Q3'25 | Q4'25 | Q1'26 |
|---|---|---|---|---|---|
| Brazil | 20 % | 25 % | 38 % | 48 % | 55 % |
| Mexico | 26 % | 25 % | 44 % | 56 % | 62 % |
| Argentina | 125 % | 77 % | 39 % | 23 % | 23 % |
| Commerce | 32 % | 29 % | 33 % | 40 % | 47 % |
| Fintech | 43 % | 40 % | 49 % | 51 % | 51 % |
| Total MELI | 37 % | 34 % | 39 % | 45 % | 49 % |

| Gross merchandise volume | Q1'25 | Q2'25 | Q3'25 | Q4'25 | Q1'26 |
|---|---|---|---|---|---|
| Brazil | 10 % | 18 % | 36 % | 46 % | 54 % |
| Mexico | 2 % | 16 % | 36 % | 49 % | 48 % |
| Argentina | 77 % | 35 % | 2 % | (1) % | 5 % |
| Total MELI | 17 % | 21 % | 28 % | 37 % | 42 % |

| Total payment volume | Q1'25 | Q2'25 | Q3'25 | Q4'25 | Q1'26 |
|---|---|---|---|---|---|
| TPV Total | 43 % | 39 % | 41 % | 42 % | 50 % |
| TPV Acquiring | 32 % | 31 % | 32 % | 33 % | 39 % |

MercadoLibre | Letter to Shareholders 8

Q1'26 Results

## Year-over-year FX-neutral Growth Rates by Quarter

| Consolidated net revenues and financial income | Q1'25 | Q2'25 | Q3'25 | Q4'25 | Q1'26 |
|---|---|---|---|---|---|
| Brazil | 41 % | 35 % | 35 % | 37 % | 39 % |
| Mexico | 51 % | 41 % | 42 % | 41 % | 39 % |
| Argentina | 184 % | 130 % | 97 % | 77 % | 65 % |
| Commerce | 57 % | 45 % | 38 % | 37 % | 39 % |
| Fintech | 73 % | 63 % | 65 % | 61 % | 54 % |
| Total MELI | 64 % | 53 % | 49 % | 47 % | 46 % |

| Gross merchandise volume | Q1'25 | Q2'25 | Q3'25 | Q4'25 | Q1'26 |
|---|---|---|---|---|---|
| Brazil | 30 % | 29 % | 34 % | 35 % | 38 % |
| Mexico | 23 % | 32 % | 34 % | 35 % | 28 % |
| Argentina | 126 % | 75 % | 44 % | 42 % | 41 % |
| Total MELI | 40 % | 37 % | 35 % | 37 % | 36 % |

| Total payment volume | Q1'25 | Q2'25 | Q3'25 | Q4'25 | Q1'26 |
|---|---|---|---|---|---|
| TPV Total | 72 % | 61 % | 54 % | 53 % | 55 % |
| TPV Acquiring | 59 % | 53 % | 45 % | 40 % | 41 % |

## Conference Call and Webcast

The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on May 7, 2026, at 5:00 p.m. Eastern Time.

In order to access our video webcast and the live audio, investors, analysts and the market in general may access the following link at https://event.choruscall.com/mediaframe/webcast.html?webcastid=G65zV13n to attend the live event.

Also, to ask questions on our conference call, investors, analysts and the market in general may access the following link https://hdr.choruscall.com/?$Y2FsbHR5cGU9MiZyPXRydWUmaW5mbz1jb21wYW55LXBob25l or dial in through the following numbers: TOLL FREE 1-833-821-3654 | INTERNATIONAL 1-412-652-1249 and ask to join MercadoLibre's conference call to be able to pose questions.

Access to our video webcast and the live audio will be available in the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

MercadoLibre | Letter to Shareholders 9

Definition of Selected Metrics ■ Fintech monthly active users (MAU) – Defined as Fintech payers and/or collectors that, during the last month of the reporting period, performed at least one of the following actions during such month: 1) made a debit or credit card payment, 2) made a QR code payment, 3) made an off-platform online payment using our checkout or link of payment solutions while logged in to our Mercado Pago fintech platform, 4) made an investment or employed any of our savings solutions, 5) has an active insurance policy, 6) has an outstanding loan up to date or non performing below 90 days, or 7) received the payment from a sale or transaction either on or off marketplace. ■ Unique active buyers – Defined as users that have performed at least one purchase on the Mercado Libre Marketplace during the reported period. From the second quarter of 2025 onwards, we have included food delivery transactions in the current indicator. ■ Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2025 and applying it to the corresponding months in 2026, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations. ■ Gross merchandise volume (GMV) – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions. From the second quarter of 2025 onwards, we have included food delivery transactions in the current indicator. ■ Total payment transactions (TPN) – Measure of the number of all transactions paid for using Mercado Pago, excluding peer-to-peer transactions. ■ Total payment volume (TPV) – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions, excluding peer-to-peer transactions. ■ Acquiring total payment volume – Measure of the total U.S. dollar sum of all transactions settled using our Mercado Pago and its payment processing and settling services in marketplace and non-marketplace transactions and consist of the following transactions volume: 1) point of sale payment volume, 2) commerce payment volume through our Mercado Libre Marketplace, 3) online payment volume through our checkout or link payment solution for merchants, and 4) QR code payment volume. ■ MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly. ■ Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees, membership subscription fees and other ancillary services. ■ Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits, interest earned on cash and investments as part of Mercado Pago activities net of interest gains passed through to our Brazilian users in connection with our asset management product, and sale of MPOS. ■ Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items. From the second quarter of 2025 onwards, we have included food delivery transactions in the current indicator. ■ G&A - General and administrative expenses. ■ Local Currency Growth Rates – Refer to FX Neutral definition. ■ Net income margin – Defined as net income as a percentage of net revenues & financial income. ■ Operating margin – Defined as income from operations as a percentage of net revenues & financial income. ■ Net Interest Margins After Losses (NIMAL) – NIMAL is the spread between credit revenues (excluding the results of sale of loans receivables) and the expenses associated with provisions for doubtful accounts (excluding the results of sale of loans receivable) and funding costs, and usually expressed as a percentage of the average portfolio for the period. ■ Non-performing loan (NPL) ratio – Shows the percentage of the loan portfolio that is not being paid on-time. MercadoLibre Letter to Shareholders 10 Q1’26 Results

About Mercado Libre Founded in 1999, MercadoLibre is the largest ecommerce and fintech ecosystem in Latin America. The company's efforts are centered on enabling e-commerce and digital financial services for our users through a complete suite of technology solutions, with a mission of democratizing access to commerce and financial services. The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007. For more information about the Company visit: http://investor.mercadolibre.com. Forward-Looking Statements This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding MercadoLibre, Inc.’s possible or assumed future results of operations; expectations, objectives and progress against strategic priorities; initiatives and strategies related to our products and services, including our ability to successfully deliver new products and services; business and market outlook, opportunities, strategies and trends; financing and investment plans; competitive position; the macroeconomic environment; customer preferences and demand and market expansion; our planned product and services releases and capabilities; industry growth rates; inflation; and internet, ecommerce and credit card penetration in Latin America. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. Our forward-looking statements, and the risks and uncertainties related to them, convey MercadoLibre, Inc.’s current assumptions, expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward- looking statements. Additional information on the potential risks, uncertainties and factors that could affect MercadoLibre, Inc.’s results is included in filings we make with the Securities and Exchange Commission ("SEC") from time to time, including in the sections entitled “Risk Factors” and “Forward-Looking Statements” of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2025 and in any of MercadoLibre, Inc.’s other applicable filings with the SEC. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in MercadoLibre, Inc.’s most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. MercadoLibre, Inc.’s financial results for its first quarter of 2026 are not necessarily indicative of MercadoLibre Inc.’s operating results for any future periods. The information provided herein is as of March  31, 2026. Unless required by law, MercadoLibre, Inc. undertakes no obligation to, and does not intend to, publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof. MercadoLibre Letter to Shareholders 11 Q1’26 Results

MercadoLibre, Inc. Interim Condensed Consolidated Balance Sheets as of March 31, 2026 and December 31, 2025 (In millions of U.S. dollars, except par value) (Unaudited) March 31, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 3,677 $ 3,670 Restricted cash and cash equivalents 11,464 9,867 Short-term investments 1,973 2,629 Accounts receivable, net 370 369 Credit card receivables and other means of payments, net 7,971 6,893 Loans receivable, net of allowances of $3,708 and $3,057 10,169 8,855 Inventories 677 570 Other assets 822 720 Total current assets 37,123 33,573 Non-current assets: Long-term investments 1,696 1,764 Credit card receivables and other means of payments, net 163 153 Loans receivable, net of allowances of $112 and $86 566 510 Property and equipment, net 2,413 2,303 Operating lease right-of-use assets 2,402 2,201 Goodwill 165 163 Intangible assets, net 33 33 Deferred tax assets 1,890 1,541 Other assets 483 426 Total non-current assets 9,811 9,094 Total assets $ 46,934 $ 42,667 Liabilities Current liabilities: Accounts payable and accrued expenses $ 5,037 $ 4,502 Funds payable to customers 14,145 13,029 Amounts payable due to credit and debit card transactions 4,305 3,584 Salaries and social security payable 878 916 Taxes payable 1,298 1,140 Loans payable and other financial liabilities 5,316 4,623 Operating lease liabilities 472 430 Other liabilities 518 409 Total current liabilities 31,969 28,633 Non-current liabilities: Amounts payable due to credit and debit card transactions 190 187 Loans payable and other financial liabilities 4,611 4,570 Operating lease liabilities 1,946 1,769 Deferred tax liabilities 386 372 Other liabilities 551 388 Total non-current liabilities 7,684 7,286 Total liabilities $ 39,653 $ 35,919 Commitments and contingencies Equity Common stock, $0.001 par value, 110,000,000 shares authorized, 50,697,182 shares issued and outstanding $ — $ — Additional paid-in capital 1,771 1,771 Treasury stock, 225,931 shares (312) (312) Retained earnings 6,226 5,809 Accumulated other comprehensive loss (404) (520) Total equity 7,281 6,748 Total liabilities and equity $ 46,934 $ 42,667 MercadoLibre Letter to Shareholders 12 Q1’26 Results

MercadoLibre, Inc. Interim Condensed Consolidated Statements of Income For the three-month periods ended March 31, 2026 and 2025 (In millions of U.S. dollars, except for share data) (Unaudited) Three Months Ended March 31, 2026 2025 Net service revenues and financial income $ 7,715 $ 5,320 Net product revenues 1,130 615 Net revenues and financial income 8,845 5,935 Cost of net revenues and financial expenses (4,983) (3,164) Gross profit 3,862 2,771 Operating expenses: Product and technology development (699) (551) Sales and marketing (982) (599) Provision for doubtful accounts (1,244) (603) General and administrative (326) (255) Total operating expenses (3,251) (2,008) Income from operations 611 763 Other income (expenses): Interest income and other financial gains, net 27 37 Interest expense and other financial losses (65) (39) Foreign currency gains (losses), net 6 (55) Net income before income tax expense 579 706 Income tax expense (162) (212) Net income $ 417 $ 494 . Three Months Ended March 31, 2026 2025 Basic earnings per share Basic net income available to shareholders per common share $ 8.23 $ 9.74 Weighted average of outstanding common shares 50,697,182 50,697,375 Diluted earnings per share Diluted net income available to shareholders per common share $ 8.23 $ 9.74 Weighted average of outstanding common shares 50,697,298 50,697,375 MercadoLibre Letter to Shareholders 13 Q1’26 Results

MercadoLibre, Inc. Interim Condensed Consolidated Statements of Cash Flows For the three-month periods ended March 31, 2026 and 2025 (In millions of U.S. dollars) (Unaudited) Three Months Ended March 31, 2026 2025 Cash flows from operations: Net income $ 417 $ 494 Adjustments to reconcile net income to net cash provided by operating activities: Unrealized foreign currency gains, net (66) (2) Depreciation and amortization 246 172 Accrued interest, financial income and other revenues (283) (157) Non cash interest expense and amortization of debt issuance costs and other charges 100 68 Provision for doubtful accounts 1,244 603 Provision for contingencies 39 23 Results on derivative instruments 95 28 Results on digital assets at fair value — 12 Long term retention program (“LTRP”) accrued compensation 96 92 Deferred income taxes (261) (60) Changes in assets and liabilities: Accounts receivable Receivables (887) (71) Inventories (88) (46) Other assets (98) (247) Payables and accrued expenses 340 (191) Funds payable to customers 585 58 Amounts payable due to credit and debit card transactions 523 87 Other liabilities 123 120 Operating lease liabilities (118) (79) Interest received from investments 68 127 Net cash provided by operating activities 2,075 1,031 Cash flows from investing activities: Purchases of investments (2,824) (4,242) Proceeds from sale and maturity of investments 3,613 3,905 Proceeds from settlements of derivative instruments 4 2 Payments from settlements of derivative instruments (44) — Changes in loans receivable, net (1,949) (1,235) Investments in property and equipment, intangible assets and intangible assets at fair value (271) (272) Net cash used in investing activities (1,471) (1,842) Cash flows from financing activities: Proceeds from loans payable and other financial liabilities 21,524 8,931 Payments on loans payable and other financing liabilities (21,035) (8,453) Payments of finance lease liabilities (16) (13) Net cash provided by financing activities 473 465 Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents 527 145 Net increase (decrease) in cash, cash equivalents, restricted cash and cash equivalents 1,604 (201) Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period 13,537 4,699 Cash, cash equivalents, restricted cash and cash equivalents, end of the period $ 15,141 $ 4,498 MercadoLibre Letter to Shareholders 14 Q1’26 Results

Q1'26 Results

**MercadoLibre, Inc.**
Financial results of reporting segments (Unaudited)

| | Three Months Ended March 31, 2026 | | | | |
|---|---|---|---|---|---|
| | Brazil | Mexico | Argentina | Other Countries | Total |
| | (In millions) | | | | |
| Net service revenues and financial income | $ 3,987 | $ 1,774 | $ 1,607 | $ 347 | $ 7,715 |
| Net product revenues | 787 | 202 | 91 | 50 | 1,130 |
| **Net revenues and financial income** | **4,774** | **1,976** | **1,698** | **397** | **8,845** |
| Local operating expenses | (4,278) | (1,546) | (1,065) | (320) | (7,209) |
| Depreciation and amortization | (107) | (86) | (26) | (13) | (232) |
| **Total segment costs** | **(4,385)** | **(1,632)** | **(1,091)** | **(333)** | **(7,441)** |
| **Direct contribution** | **389** | **344** | **607** | **64** | **1,404** |
| Operating expenses and indirect costs of net revenues and financial expenses | | | | | (793) |
| **Income from operations** | | | | | **611** |
| Other income (expenses): | | | | | |
| Interest income and other financial gains, net | | | | | 27 |
| Interest expense and other financial losses | | | | | (65) |
| Foreign currency gains, net | | | | | 6 |
| **Net income before income tax expense** | | | | | **$ 579** |

| | Three Months Ended March 31, 2025 | | | | |
|---|---|---|---|---|---|
| | Brazil | Mexico | Argentina | Other Countries | Total |
| | (In millions) | | | | |
| Net service revenues and financial income | $ 2,673 | $ 1,107 | $ 1,313 | $ 227 | $ 5,320 |
| Net product revenues | 409 | 115 | 69 | 22 | 615 |
| **Net revenues and financial income** | **3,082** | **1,222** | **1,382** | **249** | **5,935** |
| Local operating expenses | (2,457) | (960) | (714) | (193) | (4,324) |
| Depreciation and amortization | (83) | (45) | (20) | (11) | (159) |
| **Total segment costs** | **(2,540)** | **(1,005)** | **(734)** | **(204)** | **(4,483)** |
| **Direct contribution** | **542** | **217** | **648** | **45** | **1,452** |
| Operating expenses and indirect costs of net revenues and financial expenses | | | | | (689) |
| **Income from operations** | | | | | **763** |
| Other income (expenses): | | | | | |
| Interest income and other financial gains, net | | | | | 37 |
| Interest expense and other financial losses | | | | | (39) |
| Foreign currency losses, net | | | | | (55) |
| **Net income before income tax expense** | | | | | **$ 706** |

MercadoLibre | Letter to Shareholders 15

Non-GAAP Measures of Financial Performance To supplement our unaudited interim condensed consolidated financial statements presented in accordance with U.S. GAAP, we present earnings before interest income and other financial gains, net, interest expense and other financial losses, foreign currency gains (losses), net, income tax expense and depreciation and amortization (“Adjusted EBITDA”), net debt, foreign exchange (“FX”) neutral measures, adjusted free cash flow and net (decrease) increase in available cash, investments and digital assets as non- GAAP measures. Reconciliations of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables below. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures. We believe that reconciliation of these non-GAAP measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that represents our net income, adjusted to eliminate the effect of depreciation and amortization charges, interest income and other financial gains, net, interest expense and other financial losses, foreign currency gains (losses), net and income tax expense. We have included this non-GAAP financial measure because it is used by our Management to evaluate our operating performance and trends, make strategic decisions and the calculation of leverage ratios. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain items. The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated: Three Months Ended March 31, 2026 2025 (In millions) Net income $ 417 $ 494 Adjustments: Depreciation and amortization 246 172 Interest income and other financial gains, net (27) (37) Interest expense and other financial losses 65 39 Foreign currency gains (losses), net (6) 55 Income tax expense 162 212 Adjusted EBITDA $ 857 $ 935 MercadoLibre Letter to Shareholders 16 Q1’26 Results

Q1'26 Results

## Net debt

We define net debt as total debt which includes current and non-current loans payable and other financial liabilities and current and non-current operating lease liabilities, less cash and cash equivalents (excluding cash and cash equivalents restricted due to management restriction policies), short-term investments and long-term investments, excluding time deposits, foreign debt securities and foreign government debt securities restricted and held in guarantee, securitization transactions and equity securities held at cost. We have included this non-GAAP financial measure because it is used by our Management to analyze our current leverage ratios and set targets to be met, which will also impact other components of the Company's balance sheet, cash flows and income statement. Accordingly, we believe this measure provides useful information to investors and other market participants in showing the evolution of the Company's indebtedness and its capability of repayment as a means to, alongside other measures, monitor our leverage based on widely-used measures.

The following table presents a reconciliation of net debt for each of the periods indicated:

| | March 31, 2026 | December 31, 2025 |
|---|---|---|
| | (In millions) | |
| Current Loans payable and other financial liabilities | $ 5,316 | $ 4,623 |
| Non-current Loans payable and other financial liabilities | 4,611 | 4,570 |
| Current Operating lease liabilities | 472 | 430 |
| Non-current Operating lease liabilities | 1,946 | 1,769 |
| **Total debt** | **12,345** | **11,392** |
| Less: | | |
| Cash and cash equivalents [1] | 3,458 | 3,410 |
| Short-term investments [2] | 1,537 | 1,614 |
| Long-term investments [3] | 1,602 | 1,686 |
| **Cash and cash equivalents[1], short-term investments[2] and long-term investments[3]** | **6,597** | **6,710** |
| **Net debt** | **$ 5,748** | **$ 4,682** |

**(1)** Includes cash and cash equivalents (excluding cash and cash equivalents restricted due to management restriction policies).

**(2)** Excludes time deposits, foreign debt securities and foreign government debt securities restricted and held in guarantee.

**(3)** Excludes foreign government debt securities restricted and held in guarantee, investments held in VIEs as a consequence of securitization transactions and equity securities held at cost.

MercadoLibre | Letter to Shareholders 17

Q1'26 Results

### FX neutral

We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2025 and applying them to the corresponding months in 2026, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended March 31, 2026:

| | Three Months Ended March 31, | | | | | |
|---|---|---|---|---|---|---|
| | As reported | | Percentage Change | FX Neutral Measures | As reported | Percentage Change |
| (Unaudited) | 2026 | 2025 | | 2026 | 2025 | |
| | (In millions, except percentages) | | | (In millions, except percentages) | | |
| Net revenues and financial income | $ 8,845 | $ 5,935 | 49.0 % | $ 8,637 | $ 5,935 | 45.5 % |
| Cost of net revenues and financial expenses | (4,983) | (3,164) | 57.5 % | (4,799) | (3,164) | 51.7 % |
| **Gross profit** | **3,862** | **2,771** | **39.4 %** | **3,838** | **2,771** | **38.5 %** |
| Operating expenses | (3,251) | (2,008) | 61.9 % | (3,168) | (2,008) | 57.8 % |
| **Income from operations** | **$ 611** | **$ 763** | **(19.9)%** | **$ 670** | **$ 763** | **(12.2)%** |

MercadoLibre | Letter to Shareholders 18

Adjusted free cash flow and Net (decrease) increase in available cash, investments and digital assets Adjusted free cash flow Adjusted free cash flow represents cash from operating activities less the increase (decrease) in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions and equity securities held at cost, investments in property and equipment and intangible assets, changes in loans receivable, net and net proceeds from/payments on loans payable and other financial liabilities related to our Fintech solutions, since we consider those liabilities as the working capital of the Fintech activities. From the second quarter of 2025 onwards, we have also included increase (decrease) in cash and cash equivalents and investments restricted due to management restriction policies and digital assets as an adjustment in the calculation of our adjusted free cash flow. We consider adjusted free cash flow to be a measure of liquidity generation that provides useful information to management and investors since it shows how much cash the Company generates with its core activities that can be used for discretionary purposes and to repay its corporate and/or commerce debt. A limitation of the utility of adjusted free cash flow as a measure of liquidity generation is that it is a partial representation of the total increase or decrease in our available cash, investments and digital assets balance for the period. Therefore, we believe it is important to view the adjusted free cash flow measure only as a complement to our entire consolidated statements of cash flows. Net (decrease) increase in available cash, investments and digital assets Net (decrease) increase in available cash, investments and digital assets (from the second quarter of 2025 onwards, our available funds include digital asset holdings) represents adjusted free cash flow less net proceeds from/payments on loans payable and other financial liabilities, related to our Commerce and corporate activities, payments of finance lease obligations, other investing and/or financing activities not considered above and the effect of exchange rates changes on available cash and investments. We consider Net (decrease) increase in available cash, investments and digital assets to be a measure of liquidity availability that provides useful information to management and investors after netting out all other debt and corporate payments and activities from the adjusted free cash flow. MercadoLibre Letter to Shareholders 19 Q1’26 Results

The following table shows a reconciliation of Net cash provided by operating activities to Adjusted free cash flow and Net (decrease) increase in available cash, investments and digital assets: Three Months Ended March 31, 2026 2025 (3) (In millions) Net cash provided by operating activities ("CFO") $ 2,075 $ 1,031 Adjustments to reconcile CFO to Adjusted free cash flow (1) (25) 18 Increase (decrease) in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions (including management restriction policies) and equity securities held at cost (544) 35 Investments in property and equipment and intangible assets (271) (256) Changes in loans receivable, net (1,949) (1,235) Proceeds from loans payable and other financial liabilities related to our Fintech solutions, net 658 465 Adjusted free cash flow (56) 58 Payments on loans payable and other financial liabilities, related to our Commerce and Corporate activities, net (185) — Other investing and/or financing activities (40) 2 Effect of exchange rate changes on available cash and investments 168 172 Net (decrease) increase in available cash, investments and digital assets $ (113) $ 232 Available cash, investments and digital assets (2), at the beginning of the period 6,710 4,603 Available cash, investments and digital assets (2), at the end of the period 6,597 4,835 Net cash used in investing activities (1,471) (1,842) Net cash provided by financing activities 473 465 (1) Includes accrued interest and financial income net of interest received from available and restricted investments, and results on digital assets. (2) Includes cash and cash equivalents (excluding cash and cash equivalents restricted due to management restriction policies), short-term investments (excluding time deposits, foreign debt securities and foreign government debt securities restricted and held in guarantee) and long-term investments (excluding foreign government debt securities restricted and held in guarantee, investments held in VIEs as a consequence of securitization transactions and equity securities held at cost) and digital assets. (3) Recast for consistency with the current presentation due to the changes explained above. > CONTACT: MercadoLibre, Inc. Investor Relations investor@mercadolibre.com http://investor.mercadolibre.com MercadoLibre Letter to Shareholders 20 Q1’26 Results